UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ERHC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ERHC ENERGY, INC.
5444 Westheimer Road, Ste. 1440
Houston, Texas 77056
(713) 626-4700

August [•], 2012

TO OUR SHAREHOLDERS:

You are cordially invited to attend a special meeting of our shareholders to be held at The Renaissance Houston Hotel, 6 Greenway Plaza East, Houston, Texas 77046 on September 25, 2012, at 3:00 p.m. local time.

We have attached a Notice of Special Meeting of Shareholders and Proxy Statement that discuss the matter to be presented at the special meeting.

The Board of Directors has approved the close of business on August 20, 2012 as the record date for determining the shareholders of the Company entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A complete list of our shareholders entitled to vote at the special meeting will be available for examination at our offices in Houston, Texas during ordinary business hours from August [•], 2012 through the date of the special meeting.

All shareholders are cordially invited to attend the special meeting. Whether or not you expect to attend the special meeting in person, please submit a proxy as soon as possible. In order to submit a proxy, use the Internet as described on the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting. You may revoke your proxy at any time before it is voted.

Peter Ntephe

Chief Executive Officer

ERHC ENERGY, INC.
5444 Westheimer Road, Ste. 1440
Houston, Texas 77056
(713) 626-4700

NOTICE OF SPECIAL MEETING

To the Holders of Shares of Common Stock:

Notice is hereby given of a special meeting of the shareholders of ERHC Energy Inc. (the “Company”), to be held:

TIME	●	3:00 P.M. (Houston local time), on September 25, 2012

PLACE	●	The Renaissance Houston Hotel
6 Greenway Plaza East
Houston, Texas 77046

PURPOSES	●	To amend our Restated Articles of Incorporation to increase the number of shares of our common stock that we are presently authorized to issue from 950,000,000 to 3,000,000,000 (“Proposal No. 1”);

●
To amend our Restated Articles of Incorporation to authorize our Board of Directors to create and issue from existing authorized shares of preferred stock one or more classes or series of preferred stock, with such privileges, limitations and related rights as our Board of Directors may determine from time to time in the future (“Proposal No. 2”); and

	●	To transact any other business within the purpose described in this notice that properly comes before the special meeting or any adjournment of the special meeting.

RECORD DATE	You can vote if you were a shareholder of record at the close of business on August 20, 2012

PROXY VOTING
It is important that your shares be represented and voted at the special meeting of Shareholders.  Please MARK, SIGN, DATE, AND RETURN PROMPTLY the enclosed proxy card in the postage-paid envelope furnished for that purpose, or in certain cases you can vote your shares by following the instructions set forth in the enclosed proxy card.  See also details under the headings entitled:  “How can I vote my shares without attending the special meeting?” or “How can I vote my shares in person at the special meeting?” in our Proxy Statement.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS	We are making this the Notice of a Special Meeting, together with the Proxy Statement, available on our company website at: http://www.erhc.com/secfilings/

By order of the Board of Directors,

Dated: August [•], 2012

ERHC ENERGY, INC.
5444 Westheimer Road, Ste. 1440
Houston, Texas 77056
(713) 626-4700

PROXY STATEMENT

FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 25, 2012

QUESTIONS AND ANSWERS RELATING TO THE SPECIAL MEETING

 Why am I receiving these proxy materials?

We are providing this Proxy Statement for the purpose of soliciting proxies by the Board of Directors of ERHC Energy, Inc., a Colorado corporation (the “Company”), for a special meeting of shareholders (the “Special Meeting”). The Special Meeting will be held at The Renaissance Houston Hotel, 6 Greenway Plaza East, Houston, Texas 77046, at 3:00 p.m. (Houston local time) on September 25, 2012, unless adjourned or postponed.  The Company is making this solicitation by mail and it will pay all costs associated with this solicitation. When you see the term “ERHC” it refers to the Company.

The attached Notice of Special Meeting (the “Notice”), this Proxy Statement and enclosed proxy card are being mailed to the Company's shareholders starting on or about August 23, 2012. The mailing address for return of the proxy card is c/o Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive. South, Suite 430, Denver, Colorado 80209.

Which shareholders are entitled to vote at the Special Meeting?

You are entitled to the Notice, to vote your shares and attend the Special Meeting, only if you were an ERHC shareholder or joint holder at the close of business on  August  20, 2012 (the “Record Date”), or you hold a valid proxy for the Special Meeting. As of the Record Date, there were 737,518,835 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Special Meeting. No other class of securities is entitled to vote at the Special Meeting.

What do I need to present to attend admission to the Special Meeting?

You will need to present photo identification to enter the Special Meeting. If you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your admission to the Special Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you must also present proof of your ownership of Common Stock, as of the Record Date, such as a bank or brokerage account statement, to be admitted to the Special Meeting. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting. If you have any questions about attending the Special Meeting, you may contact the Company’s Corporate Secretary at 713-626-4700.  ONLY “SHAREHOLDERS OF RECORD” WILL BE ALLOWED TO VOTE AT THE SPECIAL MEETING.

What is the difference between holding shares as a shareholder on the Record Date (a “shareholder of record”) and being a “beneficial owner”?

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, Corporate Stock Transfer, you are considered the “shareholder of record” of those shares. The Notice, Proxy Statement, and proxy card have been sent directly to you by the Company, or in some cases, by Broadridge Financial Solutions, Inc.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares held in street name. The Notice, Proxy Statement, and proxy card  have been forwarded to your broker, bank or other holder of record, who is considered the “shareholder of record” of those shares. While you are invited to attend the Special Meeting, as a beneficial owner you may not directly vote the shares held by you at the meeting.

Those of you who are “beneficial owners” and hold your shares of stock in “street name” with a broker, bank or other institution, where those shares are deposited with a depository institution (such as Depository Trust Company or DTC), are not considered the “shareholders of record.” In that case, you may not receive a proxy directly from the Company and you are not eligible to vote in person at the Special Meeting.  The Company will notify your depository institution of the upcoming Special Meeting and that institution will issue an omnibus proxy to your broker, bank or other institution holding your securities in “street name.”  The omnibus proxy will grant the broker, bank or other institution authority to vote your proxy at the upcoming meeting.  You as the “beneficial owner” of the shares of stock to be voted should receive a voting instruction form (VIF) from your broker, bank or other institution that should be used by you to indicate your voting preferences.  If you hold your shares in “street name” through your broker, bank or other institution, contact them directly about your voting preferences.

How can I vote my shares in person at the Special Meeting?

You may vote in person, if you are the “shareholder of record,” at the Special Meeting by completing a ballot; however, attending the Special Meeting without completing a ballot will not count as a vote. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. Even if you plan to attend the Special Meeting, the Company recommends that you also vote by proxy, as described below, so that your vote will be counted if you later decide not to attend the Special Meeting.

How can I vote my shares without attending the Special Meeting?

If you, as “shareholder of record,” (or your broker, trustee or other nominee in the case of shares held through a broker, trustee or other nominee) submit a properly completed proxy, your shares will be voted as you (or they) direct. However, if you (or they, as the case may be) submit a proxy and do not specify how to vote, ERHC will vote your shares: (1) FOR the amendment to the Company’s Restated Articles of Incorporation, increasing the authorized number of shares of the Company’s common stock to 3,000,000,000 and (2) FOR the amendment to the Company’s Restated Articles of Incorporation, authorizing the Company’s Board of Directors to create and issue from existing authorized shares of preferred stock one or more classes or series of preferred stock having such privileges, limitations and related rights as the Company’s Board of Directors may determine from time to time in the future; and (3) in the Company’s discretion as to other business that is properly brought before the Special Meeting or any adjournment or postponement of the Special Meeting.

If you are the “shareholder of record,” you may vote your shares at the Special Meeting by one of the following means:

By Mail. Complete, sign and date the proxy card you received and return it in the prepaid envelope. If the prepaid envelope is missing, please mail your completed proxy card to the Company’s stock transfer agent – Corporate Stock Transfer at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.  All mailed proxies must be received by the Company’s stock transfer agent on or before 5:00 p.m. (Denver local time) on September 24, 2012.  If you do not indicate your voting preferences, your shares will be voted as recommended by the Board of Directors.

Online. Follow the online voting instructions on the proxy card.  All online votes must be received by the Company’s transfer agent on or before 5:00 p.m. (Denver local time) on September 24, 2012.

Proxies submitted online over the internet are treated in the same manner as if the shareholder had signed, dated and returned the proxy card by mail. Therefore, shareholders of record electing to vote online by the internet should not return their proxy cards by mail.

How are the votes counted?

The Company will appoint one or more inspectors of election to conduct the voting at the Special Meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities.  The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for, against or withheld (abstained).

One-third of the Common Stock outstanding and entitled to vote at the Special Meeting must be present in person or represented by proxy in order to constitute a quorum. Each share represented at the Special Meeting, in person or by proxy, will be counted towards a quorum.  Votes “withheld” or “abstaining” from voting will be counted for quorum purposes.  Broker “non-votes” are likewise counted in determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

The affirmative vote of a majority of the total votes cast by the holders of the shares of the Company’s common stock present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve each of (i) the proposal to amend the Company’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock and (ii) the proposal to authorize the Company’s Board of Directors to create and issue from existing authorized shares of preferred stock one or more classes or series of preferred stock having such privileges, limitations and related rights as the Company’s  Board of Directors may determine from time to time in the future.

With respect to both proposals to amend the Company’s Restated Articles of Incorporation, you may vote “FOR,” “AGAINST” or “ABSTAIN.”   Only votes cast “FOR” a specific proposal constitute affirmative votes.  If you elect to abstain, the abstention will have no effect on the voting.  Likewise, broker non-votes will have no effect on either proposal to amend the Company’s Restated Articles of Incorporation.  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (see “What is the Board of Directors’ Recommendation” below).

Can I revoke my proxy?

If you are a “shareholder of record,” you can revoke your proxy at any time before it is voted at the Special Meeting by:

●	Timely submitting a valid new proxy with a later date by mail; or
●	Attending the Special Meeting and voting by ballot, in person; or
●	Timely sending written notice of revocation to Corporate Stock Transfer at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

If you are a “beneficial owner,” you may submit new voting instructions by contacting your bank, broker or other holder of record and having them timely submit a revocation or change.

Who will bear the cost of soliciting votes at the Special Meeting?

The Company is making this solicitation and the cost of preparing, printing, and mailing the Notice of Special Meeting, Proxy Statement and proxy card are borne entirely by the Company. Proxy solicitation other than by use of the mail may be made on the Company’s behalf, by directors, officers, or employees of the Company by telephone, in person or by electronic or facsimile transmission. Those directors, officers or employees of the Company will not receive any additional compensation for such solicitation activities. Additionally, banks, brokerage houses, custodians, nominees, and fiduciaries are requested to forward soliciting material to their principal(s) and to obtain authorization for the execution of proxies.

What happens if additional matters are presented at the Special Meeting?

Other than the items of business described in this Proxy Statement the Company is not aware of any other business to be acted upon at the Special Meeting. If other business with the purpose described in this Proxy Statement is properly presented for consideration at the Special Meeting, the persons named in your proxy card will have the discretion to vote on those matters for you.

What is the Board of Directors’ recommendation?

The Board of Directors recommends a vote (i) FOR Proposal No. 1, to amend the Restated Articles of Incorporation to increase number of authorized shares of the Company’s Common Stock and (ii) FOR Proposal No. 2, to amend the Restated Articles of Incorporation to authorize the Board of Directors to create and issue from existing authorized shares of preferred stock one or more classes or series of preferred stock having such privileges, limitations and related rights as it may determine from time to time in the future, and your proxy will be so voted, unless you specify otherwise.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on September 25, 2012

ERHC is making this Notice of Special Meeting of Shareholders including the Proxy Statement available on the Company’s website at http://www.erhc.com/secfilings/.  All votes must be submitted in accordance with the proxy procedures set forth herein.

PROPOSALS NO. 1 AND NO. 2

AMENDMENTS TO ARTICLE IV OF RESTATED ARTICLES OF INCORPORATION

TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
AND TO AUTHORIZE BOARD OF DIRECTORS TO DETERMINE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EXISTING AUTHORIZED SHARES OF PREFERRED STOCK

The Board of Directors has approved resolutions to amend the Company’s Restated Articles of Incorporation (the “Articles”) in two ways, on which you will vote separately.  Proposal No. 1, the first part, is to increase the number of authorized shares of Common Stock under the Articles from 950,000,000 to 3,000,000,000.  Proposal No. 2, the second part, is to authorize the Company’s Board of Directors to create and issue, from shares of preferred stock currently authorized under the Articles, one or more classes or series of preferred stock with such privileges, limitations and related rights as the Company’s Board of Directors may determine from time to time in the future (Proposals No. 1 and No. 2 are collectively referred to as the “Amendments”).

The proposed Amendments would amend Article IV of the Articles, by (i) replacing “950,000,000” with “3,000,000,000” in the first sentence of existing Article IV and (ii) adding a new second paragraph to Article IV, to read in its entirety as follows:

“ARTICLE IV – Capital Stock

The aggregate number of shares that the Corporation shall have the authority to issue is 3,000,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

Shares of preferred stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the board of directors prior to the issuance of any shares thereof.  Preferred stock shall have voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof.”

If the Amendments are approved by the affirmative vote of a majority of the total votes cast by the holders of the shares of the Company’s common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposals, the Company will promptly file a Certificate of Amendment with the Secretary of State of the State of Colorado, to be effective upon filing, amending Article IV of the Articles as indicated above.

In the event the shareholders approve only one of Proposals No. 1 or No. 2, the proposed amendment to Article IV of the Articles will be appropriately revised to include only the approved amendment.

Current Capital Structure

Under Colorado law, the Company may only issue shares of capital stock to the extent such shares have been authorized under the Articles. The Articles currently authorize the Company to issue 950,000,000 shares of Common Stock.  As of July 31, 2012, there were 737,518,835 shares of the Company’s Common Stock issued and outstanding and 6,500,000 shares of Common Stock reserved for issuance under outstanding warrants.   After accounting for the above, a balance of 205,981,165 authorized but unissued shares of Common Stock remains available for issuance under the Articles.

Under Colorado law, if more than one class of capital stock is authorized, then the distinguishing preferences, limitations and relative rights of such class shall be designated in the articles of incorporation before issuing shares of any such class.  The Articles currently authorize the Company to issue 10,000,000 shares of Series B Preferred Stock in addition to the Company’s authorized common stock.  However, the Articles do not set forth any preferences, limitations or relative rights for such designation and, as of the Record Date, no shares of authorized Series B Preferred Stock have been issued and no shares of preferred stock were issued and outstanding.

Reasons for the Amendments

Purpose of Authorizing Increased Common Stock and Preferred Clarification

The Board of Directors and Management of the Company (respectively “Board” and “Management”) believe that the increase in the number of the Company’s authorized shares of Common Stock is appropriate and in the best interests of the Company.

The Board and Management also believe that it is appropriate and in the best interests of the Company to clarify that the shares of preferred stock currently authorized under the Articles are undesignated, and to provide for the authority of the Board of Directors to designate from time to time, without any further action or vote by shareholders, the class or series and any preferences, limitations and relative rights for the Company’s shares of preferred stock as permitted by 7-106-102 of the Colorado Revised Statutes.

Currently the Company has only a limited amount of authorized but unissued shares of Common Stock available for issuance after accounting for those shares currently outstanding and those issuable upon exercise of outstanding warrants.

Despite having shares of preferred stock already authorized under the Company’s Articles, currently each time the Company wishes to issue any shares of our preferred stock it must first convene a meeting of shareholders (and incur the time and expense of undertaking a proxy solicitation and making related SEC and other regulatory filings) to authorize an amendment to the Articles designating the preferences, limitations or relative rights particular to the shares of preferred stock to be issued.

Proposals No. 1 and No. 2  provide the Company with the necessary financial flexibility in structuring future capital-raising, acquisitions, strategic alliances, stock dividends, and equity compensation plans.

Increasing the number of shares of Common Stock authorized and available for future issuance under Proposal No. 1 would enable the Company to issue equity for various purposes, including, issuing shares of Common Stock (i) to raise capital to fund work programs with respect to the Company’s existing acreage, including exploration and drilling programs and other financial commitments on licenses in Kenya, Chad and the Sao Tome and Principe Exclusive Economic Zone, and to provide general working capital, (ii) to raise capital to finance a potential acquisition and (iii) directly to a seller in a potential acquisition.

Likewise, amending the Articles under Proposal No. 2 to authorize the Company’s Board of Directors to designate new series of preferred stock from the Company’s existing class of authorized shares of preferred stock would also enable the Company to designate and issue shares of preferred stock if need be with respect to such capital raising activity, tailoring the terms of any such issuances to our specific purposes.

Limited or No Current Plans

The Company currently has no plans, arrangements or understandings to issue any shares of authorized preferred stock.  The amendment provided under Proposal No. 2 is intended to comply with the statutory requirements of 7-106-102 of the Colorado Revised Statutes, providing the Company the relevant flexibility should the need to issue preferred stock arise in the future.  Preferred stock are stock which have some of the features of a debt instrument.  They usually do not carry voting rights but may rank in priority to common stock in the distribution of dividend and in the event of Company liquidation.

Except with respect to any possible Rights Offering (defined herein) or other capital raising activity to fund the Company’s work programs, and as may be granted from time to time to the Company’s employees and/or Board of Directors, the Company currently has no plans, proposals or arrangements to issue any of the shares of Common Stock that would be authorized by the Amendments for any specific purpose, including future acquisitions and/or financings.

A number of currently pending work programs with respect to the Company’s existing acreage located in and off the coast of Africa will require that the Company make substantial capital expenditures over the next several years, including without limitation costs for related performance bonds, equipment and facility installations, geological and geophysical studies and associated exploratory drilling activity.  The Company’s current acreage includes working interests in exploration concessions in Kenya, Chad, the Sao Tome and Principe Exclusive Economic Zone (“EEZ”) and the Nigeria Sao Tome and Principe Joint Development Zone (“JDZ”):

•
In Kenya, the Company holds 100% of the working interests in Block 11A which encompasses 11,950.6 square kilometers or 2.95 million acres in northwestern Kenya.  The Production Sharing Contract with respect to Block 11A requires that the Company undertake an aggressive work program over the next six years, including the drilling of at least two exploration wells within the first two years.

•
In Chad, the Company holds 100% of the working interests in the Manga and BDS 2008 Blocks, as well as in 50% of the geographical area of the Chari Ouest III Block.  Analysis of available magnetic and 2D seismic data shows that the Company’s BDS 2008 and Chari-Ouest III Blocks (covering 20,860 square kilometers or 5.155 million acres) fall within the Doba and Doseo basins.

•
In the Sao Tome and Principe Exclusive Economic Zone, the Company holds 100% of Blocks 4 and 11 and has an option to acquire up to 15% working interests in two other EEZ Blocks. The Company is presently negotiating a Production Sharing Contract with the Government of Sao Tome and Principe with respect to the Company’s EEZ holdings.

•
In the Nigeria Sao Tome and Principe Joint Development Zone, the Company holds working interests in six of the nine Blocks that have been delineated.  Between September 2009 and January 2010, the Company’s technical partners, Addax Petroleum Corporation and Sinopec International Petroleum Exploration Production Co., completed the drilling of five deep offshore wells in JDZ Blocks 2, 3 and 4 and associated technical studies. The activity undertaken in JDZ Blocks 2, 3 and 4 satisfied the Company’s contractual obligations under Exploration Phase I of the Production Sharing Contracts in the Blocks. Entry into Phase II or an extension of Phase I is currently pending.

The exploration work programs in the above acreages, and in particular the acreage located in Chad, Kenya and the EEZ, will require substantial capital expenditure over the next few years.

In addition to the Company’s on-going work programs, the Company continues to look out for strategic opportunities to grow its asset base.  Success in any such efforts could require that the Company make significant capital expenditures to explore, develop and ultimately exploit any discovered oil, gas or related byproducts located within any such acreage.

In order to finance the Company’s capital requirements, the Company depends on cash or cash equivalents on hand.  To the extent it becomes necessary to raise additional cash in the future as the Company’s cash and cash equivalents are depleted, one of the ways the Company may seek to raise the additional cash may be through the public or private sale of the Company’s equity securities, including the additional shares of the Company’s Common Stock authorized by Proposal No. 1.

One form of financing the Company may entertain would involve looking to the Company’s existing shareholders to fund such capital demands through a distribution, or “Rights Offering.” In a Rights Offering, each of the Company’s shareholders would receive rights to purchase the Company’s Common Stock or other securities, on a pro rata basis and upon the same terms and conditions.  Such rights would be exercisable at a fixed price (typically at a discount to the recent weighted average trading price of the Company’s Common Stock) over a fixed period of time.  Because each shareholder would be given the opportunity to purchase from the Company its pro rata share of Common Stock, a Rights Offering would give all of the Company’s shareholders the ability, by purchasing shares, to avoid the dilutive effect typically associated with raising capital through the placement of equity securities with third-parties. A Rights Offering could also be structured to increase the likelihood of the offering being fully subscribed, including obtaining commitments from certain shareholders to exercise their respective rights in full under any Rights Offering and negotiating standby or backstop arrangements with investment banks, affiliated parties or other third parties pursuant to which such parties agree to subscribe for any shares or rights that are not exercised in the Rights Offering.  In addition, the Company may enter into other arrangements designed to insure that the necessary capital is raised by the Company, including granting over-subscription privileges for shareholders fully exercising their respective rights to subscribe for additional shares under the Rights Offering, subject to pro rata distribution based upon allotted shares.

Failure to exercise rights in a Rights Offering would be dilutive to the non-exercising shareholders, as the overall number of shares of the Company’s outstanding Common Stock increases as a result of the offering.  Further significant dilution to shareholders could result to the extent over-subscription privileges or backstop transactions are negotiated as part of any rights offering.

Effect of Authorizing Increased Common Stock and Preferred Clarification

The sale of additional shares of the Company’s Common Stock could result in dilution to the Company’s shareholders.  Since adoption of Proposal No.1 would result in the number of authorized shares of the Company’s Common Stock being increased to 3,000,000,000, the issuance in the future of any such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the ownership percentage and voting rights, of the currently outstanding shares of Common Stock.  No preemptive rights are associated with the Company’s shares of Common Stock, and absent creating such rights in the future, the Company’s shareholders do not have any pre-emptive right or privilege to subscribe for a interest (proportionate or otherwise) of any future issuance (save as may exist in a rights offering) of the Company’s Common Stock to avoid possible dilution of their ownership that may result from such issuance.

The actual effect of any issuance of any class or series of preferred stock upon the rights of the shareholders cannot be stated until the Board of Directors determines the specific terms of the preferred stock to be issued.  Holders of common stock presently do not have preemptive rights with respect to the issuance of preferred stock. Each series of preferred stock could, as determined by the Board at the time of issuance, rank, with respect to dividends, redemption and voting and liquidation rights, senior to the Company’s Common Stock.

Release No. 34-15230 of the staff of the Securities and Exchange Commission (the “Commission”) requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the proposed increase in the number of shares of authorized Common Stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the number of shares of authorized Common Stock is to provide the Company’s management with the ability to issue shares for future acquisition, financing and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders, the Board and Management currently have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

Similarly, the proposed  preferred stock could be used by the Board of Directors for defensive measures including the issuance of shares of preferred stock to dilute the economic interest or voting power of the person or entity seeking to acquire control or the adoption of a shareholder rights plan or so-called ‘‘poison pill.’’  Such measures may make it more difficult for, prevent or deter a third party from acquiring control of the Company (by means of a tender offer, proxy contest, merger or otherwise) or changing the Board of Directors and management, as well as inhibit fluctuations in the market price of shares that could result from actual or rumored takeover attempts.  Regardless, the Company is not proposing to authorize preferred stock in response to, or in order to deter, any effort to obtain control of the Company or for any other anti-takeover-related purpose, and the Company has no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of the Company’s voting stock.

As summarized below, provisions of the Company’s Articles and by-laws and applicable provisions of the Colorado Revised Statutes governing  corporations and associations may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing the Board of Directors and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company’s control or in its management.

Undesignated Preferred Stock. Under Proposal No. 2, the Articles will authorize issuance of shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Company’s Board of Directors.  The Board of Directors will also be able to fix the number of shares constituting a series of preferred stock, without any further vote or action by shareholders. The availability of undesignated  preferred stock with voting, conversion or other rights or preferences as may be fixed from time to time, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of (i) delaying or preventing a change in control, (ii) causing the market price of the Company’s Common Stock to decline or (iii) impairing the voting power and other rights of the holders of the Company’s Common Stock.

Required Vote and Board of Directors’ Recommendation

Approval of the proposed Amendments will require the affirmative vote of a majority of the total votes cast by the holders of the shares of the Company’s Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote with respect to Proposals No. 1 and No. 2.  The persons named in the accompanying proxy will vote in accordance with the choice specified on the proxy, or, if no choice is properly indicated, in favor of the adoption of Proposals No. 1 and No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF PROPOSALS NO. 1 AND NO. 2.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership of the Company’s common stock as of July 31, 2012 by (i) each of the Company’s current directors, (ii) the Company’s two most highly compensated officers as of the last fiscal year end, or September 30, 2011 (collectively, the “named executive officers”); (iii) each person who, to the Company’s knowledge, beneficially owns more than 5% of outstanding shares of the Company’s common stock; and (iv) all of the Company’s current directors and named executive officers, as a group.

To the Company’s knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)

> 5% Shareholders:
Chrome Oil Services LTD (Sir Emeka Offor)	200,285,727	(2)	27.16%
c/o No 22 Lobito, Wuse II
Abuja, Nigeria

Chrome Energy, LLC (Sir Emeka Offor)	103,305,706	(2)	14.01%
c/o No 22 Lobito Crescent, Wuse II,
Abuja, Nigeria.

Sir Emeka Offor	307,796,433	(2),(3)	41.73%
228B Muri Okunola ST, PO Box 71898 Victoria Island
Lagos, Nigeria

Directors and Named Executive Officers:
Peter Ntephe, President and Chief Executive Officer (4)	850,172	(5)	*

Sylvan Odobulu, Vice President and Controller (4)	80,000		*

Leslie Blair, Director (4)	295,000	(6)	*

Howard Jeter, Director (4)	640,000	(7)	*

Friday Oviawe, Director (4)	295,000	(8)	*

Dr. Andrew Uzoigwe, Director (4)	640,000	(9)	*

All directors and named executive officer as a group (6 persons) (4)	2,800,172	(5) - (9)	*

*	Less than one percent.

(1)	At July 31, 2012, a total of 737,518,835 shares of our Common Stock were issued and outstanding.

(2)	Represents shares indirectly owned by Sir Emeka Offor, as a result of his ownership of, and exercise of voting and investment control over, each of Chrome Oil Services, Ltd. and Chrome Energy, LLC.

(3)	Includes 4,205,000 shares owned directly by Sir Emeka Offor.

(4)	Address c/o ERHC Energy, Inc. , c/o Suite 1440, 5444 Westheimer Road, Houston, TX 77056.

(5)	Includes 105,000 shares of common stock that Mr. Ntephe has the right to acquire on or within 60 days from July 31, 2012

(6)	Includes 210,000 shares of common stock that Mr. Blair has the right to acquire on or within 60 days from July 31, 2012

(7)	Includes 315,000 shares that Mr. Jeter has the right to acquire on or within 60 days from July 31, 2012

(8)	Includes 210,000 shares of common stock that Mr. Oviawe has the right to acquire on or within 60 days from July 31, 2012

(9)	Includes 315,000 shares of common stock that Dr. Uzoigwe has the right to acquire on or within 60 days from July 31, 2012

ADDITIONAL INFORMATION

Other Business

The Board of Directors does not know of any matters to be brought before the Special Meeting other than those referred to in the Notice.  If any other matters properly come before the Special Meeting, it is the intention of the persons named in the form of proxy to vote the proxy in accordance with their judgment on such matters.

Availability of Documents

Requests for directions to the Special Meeting to vote in person or for copies of this Proxy Statement for the Special Meeting should be directed to the Corporate Secretary, at 5444 Westheimer, Suite 1440, Houston, Texas 77056. Copies of this Proxy Statement for the Special Meeting can also be obtained by calling the Company's public relations agent – DPK Public Relations at (832) 467-2904 or by writing to DPK Public Relations at P.O. Box 1994, Colleyville, Texas 76034 or can be accessed at the SEC filings section of the Company website at http://www.erhc.com/secfilings/.

Shareholder Proposals

Shareholder may submit proposals on matters appropriate for shareholder action at the Company’s annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act, as amended.  For such proposals to be considered in the proxy statement and proxy relating to the Company’s next annual meeting, or 2013 Annual Meeting of Shareholders, they must be received by the Company not later than November 20, 2012.  Such proposals must meet all of the requirements of the SEC to be eligible for inclusion in the proxy materials for the Company’s 2013 Annual Meeting of Shareholders.  Such proposals should be directed to ERHC Energy, Inc., 5444 Westheimer Road, Suite 1440, Houston, Texas 77056; Attention: Corporate Secretary.  In order for a shareholder proposal that is not requested to be included in a proxy statement and proxy relating to the 2013 Annual Meeting of Shareholders to be brought before the Company’s 2013 Annual Meeting of Shareholders, the proposal must be submitted on or after November 20, 2012 but no later than January 31, 2013, to the same address. Proposals by shareholders may be considered untimely if the Company has not received notice of the proposal at least 45 days prior to the mailing of the proxy materials.

Houston, Texas
August [•], 2012

Order of the Board of Directors,

/s/ Peter Ntephe

By: Peter Ntephe
Title: President and Chief Executive Officer

ERHC ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Ntephe and Sylvan Odobulu, or either of them, as proxy, with full power of substitution, to represent the undersigned at the special meeting of shareholders to be held at The Renaissance Houston Hotel, 6 Greenway Plaza East, Houston, Texas 77046 on September 25, 2012 at 3:00 p.m. local time, and at any adjournments thereof, and to vote the shares that undersigned would be entitled to vote if personally presented, as indicated on the reverse side.

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF SHAREHOLDERS OF

ERHC ENERGY, INC.

September 25, 2012

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. PROPOSAL No. 1: Amendment of the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 950,000,000 to 3,000,000,000.
The shares of common stock represented by this proxy will be voted as directed. However, if no direction is given, the shares of common stock will be voted FOR Proposals No. 1 and No. 2 to amend the Restated Articles of Incorporation.

☐ FOR ☐ AGAINST	An abstention or “broker non-vote” will have no effect on the voting on the Amendments.
☐ ABSTAIN

2.   PROPOSAL No. 2: Amendment of the Restated Articles of Incorporation to authorize the Board of Directors to create and issue from existing authorized shares of preferred stock one or more classes or series of preferred stock, with such privileges, limitations and related rights as the Board of Directors may determine from time to time in the future.

☐ FOR
☐ AGAINST
☐ ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

If any other business with the purpose described in the Proxy Statement is properly presented at the special meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Signature of Shareholder	] Date:	] Signature of Shareholder	] Date:	]

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.